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                                                                 EXHIBIT (17)(B)
                                     PROXY

          VAN KAMPEN AMERICAN CAPITAL NEW JERSEY TAX FREE INCOME FUND

                        SPECIAL MEETING OF SHAREHOLDERS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned holder of shares of beneficial interest, par value $.01 per share (the "Shares"), of the VAN KAMPEN AMERICAN CAPITAL NEW JERSEY TAX FREE INCOME FUND, a series of Van Kampen American Capital Tax Free Trust, a Delaware business trust (the "New Jersey Fund"), hereby appoints Don G. Powell, Dennis J. McDonnell and Ronald A. Nyberg, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen American Capital, Inc., One Parkview Plaza, Oakbrook Terrace, Illinois 60181, on December 4, 1997 at 1:30 p.m., and any and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.
     If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     Account No.     No. of Shares     Class of Shares     Proxy No.

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     1.      FOR      AGAINST    ABSTAIN
            ------    -------    -------     The proposal to approve the Agreement and Plan of
                                             Reorganization pursuant to which the New Jersey Fund
            ------     ------    -------     would (i) transfer all of its assets to the Van Kampen
                                             American Capital Municipal Income Fund (the "Municipal
                                             Fund") in exchange solely for Class A, B and C shares of
                                             beneficial interest of the Municipal Fund and the
                                             Municipal Fund's assumption of the liabilities of the New
                                             Jersey Fund, (ii) distribute such shares of the Municipal
                                             Fund to the holders of shares of the New Jersey Fund and
                                             (iii) be dissolved, all as more fully described in the
                                             Prospectus/Proxy Statement.
     2.      FOR      AGAINST    ABSTAIN
            ------    -------    -------     To act upon any and all other business which may come
                                             before the Special Meeting or any adjournment thereof.
            ------    -------    -------
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     The undersigned hereby acknowledges receipt of the accompanying Notice of
Special Meeting and Proxy Statement for the Special Meeting to be held on
December 4, 1997 at 1:30 p.m.
     Please sign this Proxy exactly as your name or names appear on the books of the New Jersey Fund. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.

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
-----------------------------------------------------       ------------------------------------------ ,
Shareholder signature                                       1997
                                                            Date
-----------------------------------------------------       ------------------------------------------ ,
Co-owner signature (if applicable)                          1997
                                                            Date
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